Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Applied Genetic Technologies Corporation of our report dated September 26, 2014, relating to our audit of the financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K of Applied Genetic Technologies Corporation for the year ended June 30, 2014.

/s/ McGladrey LLP

Raleigh, North Carolina

September 26, 2014